Exhibit 32.2

SECTION 906 CFO CERTIFICATION

WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of Stem Cell Therapy International, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the nine months ended December 31, 2009, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature	Title	Date

/s/ Andrew J. Norstrud	Chief Financial Officer, Principal Financial
Andrew J. Norstrud	Officer and Principal Accounting Officer	February 16, 2010